Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter and Fiscal 2018 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., February 21, 2019 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the fourth quarter and full year 2018, which ended December 31, 2018, and discussed recent business developments.

Total revenue for the fourth quarter was $35.7 million compared to $36.4 million in the fourth quarter last year. Fourth quarter net loss was $14.1 million compared to a net loss of $1.7 million in the fourth quarter of 2017. Net loss per share for the fourth quarter was $0.59 compared to $0.07 in the fourth quarter last year.

Total revenue for the full year was $104.4 million compared to $111.6 million in 2017. Net loss for the year was $34.4 million compared to $19.3 million in 2017. Net loss per share for year was $1.45 compared to $0.83 in 2017.

Adjusted EBITDA for the fourth quarter was $(3.2) million compared to $2.2 million in the fourth quarter of 2017. Adjusted EBITDA for the full year was $(11.5) million compared to $(3.3) million in 2017. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions of $0.3 million for the fourth quarter compared to $0.6 million in the fourth quarter of 2017 and $0.8 million for the full year compared to $3.5 million in 2017. Net loss and Adjusted EBITDA during the fourth quarter and full year 2018 also included a $2.8 million reserve for uncollectible accounts receivable associated with a project in Brazil completed during 2017.

In addition, net loss during the fourth quarter and full year 2018 included an impairment charge of $7.4 million on pre-construction and related costs for the manufacturing facility in Statesboro, Georgia.

Recent Business Developments

“During the fourth quarter, our total revenue declined as a result of a year-over-year decrease in project work in the subsea market and due to the conclusion of the South Asia petrochemical project. We also continued to experience increased raw material costs during the period which put pressure on our margins. The decrease in revenue and the higher raw material costs led to the decline in our net income and Adjusted EBITDA versus the fourth quarter of 2017,” said Don Young, President and CEO of Aspen Aerogels.

"On a positive note, we delivered sequential growth of 49% in revenue during the fourth quarter versus the third quarter of 2018. This improvement reflected continued solid growth in our core petrochemical and refinery markets and increasing project-based demand in the subsea market. We anticipate that this favorable market activity will continue into 2019 and set the stage for strong revenue growth and improved profitability during the year,” continued Mr. Young.

“We made solid advances in 2018 with our EP20 initiative to increase the capacity and profit potential of our existing manufacturing assets. We also made significant progress with our strategic initiative to leverage our aerogel technology platform to develop breakout opportunities in new markets. In January, we amended our supply agreement with BASF to begin to commercialize a line of next generation, high-performance building products. In addition, BASF provided a second $5 million prepayment to Aspen which will help support the development of these next generation building products and associated manufacturing process technologies,” concluded Mr. Young.

2019 Financial Outlook

Aspen Aerogels issues its 2019 full year outlook as follows:

•	Total revenue is expected to range between $126.0 million and $134.0 million

•	Net loss is expected to range between $12.7 million and $14.7 million

•	Adjusted EBITDA is expected to range between $0.0 million and $2.0 million

•	Net loss per share is expected to range between $0.53 and $0.61

Our 2019 outlook assumes depreciation and amortization of $10.2 million, stock-based compensation expense of $3.9 million, interest expense of $0.6 million, and weighted average shares outstanding of 24.1 million for the full year. In addition, our 2019 outlook reflects $0.8 million of expected costs and expenses associated with our ongoing patent enforcement efforts during the year.

“Looking forward to 2019, we are projecting growth in total revenue in excess of 20% and a return to positive Adjusted EBITDA. The foundation of this projected improvement is our expectation of continued volume growth in our core petrochemical and refinery markets. In addition, our pipeline of 2019 project opportunities, particularly in the subsea and LNG markets, has strengthened significantly in recent months. We have also implemented a price increase for 2019 designed to offset the recent increase in raw material costs, to maintain the economics of our business and to support our return to positive Adjusted EBITDA for the year,” said Mr. Young.

“We remain committed to our strategy of leveraging our aerogel technology platform in our core and adjacent markets and of creating new businesses supported by innovative products and strategic partnerships. We believe this approach will position us for growth in revenue and improved profitability in 2019 and 2020,” concluded Mr. Young.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2019 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2019 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss fourth quarter and full year 2018 results and recent business developments will be held at 5:00 pm EST on February 21, 2019. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-287-0799 (toll free, U.S. & Canada only) or +1 647-689-4458 (international) and reference conference ID “4066039” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel materials used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2019 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2019 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, profitability, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, subsea, core, adjacent, U.S., North American, Asian, South American, Brazilian or other markets and the impact of these trends on Aspen Aerogels’ business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects and their impact on Aspen Aerogels’ business; beliefs about the impact of pricing actions and the economics of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ strategic initiatives and implementation; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for joint development activities to create new product and market opportunities; beliefs about the potential to develop new market opportunities from Aspen Aerogel’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies and businesses; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; beliefs about the productivity, efficiency or output of Aspen Aerogels’ manufacturing operations; beliefs about raw materials costs and availability; beliefs about the cost, likelihood of success, benefits and timing of Aspen Aerogels’ project to expand the capacity and profit potential of the East Providence manufacturing facility; beliefs about the Aspen Aerogel’s ability to fund its capacity expansion plans including in the East Providence manufacturing facility; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, LNG, core, adjacent, U.S., North American, Asian, South American, Brazilian or other markets; any failure to increase project-based demand in the subsea, LNG or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to maintain or expand our operations; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected price increases or average selling prices for Aspen Aerogels’ products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ new business, capacity expansion, technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the Securities and Exchange Commission (“SEC”) on March 1, 2018, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$3,327	$10,694
Accounts receivable, net	25,565	26,764
Inventories	7,318	8,915
Prepaid expenses and other current assets	1,041	1,289
Total current assets	37,251	47,662
Property, plant and equipment, net	61,699	76,067
Other assets	73	86
Total assets	$99,023	$123,815
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,392	$10,653
Accrued expenses	3,864	5,862
Revolving line of credit	4,181	3,750
Deferred revenue	2,629	1,304
Total current liabilities	23,066	21,569
Deferred rent	1,218	1,303
Prepayment liability	4,485	—
Total liabilities	28,769	22,872
Stockholders’ equity:
Total stockholders’ equity	70,254	100,943
Total liabilities and stockholders’ equity	$99,023	$123,815

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product	$35,145	$35,890	$102,123	$109,590
Research services	534	472	2,238	2,041
Total revenue	35,679	36,362	104,361	111,631
Cost of revenue:
Product	29,807	28,346	90,660	92,052
Research services	286	208	1,032	908
Gross profit	5,586	7,808	12,669	18,671
Operating expenses:
Research and development	1,692	1,427	6,319	6,180
Sales and marketing	3,513	3,333	13,794	12,604
General and administrative	6,967	4,669	19,116	19,023
Impairment of construction in process	7,356	—	7,356	—
Total operating expenses	19,528	9,429	46,585	37,807
Loss from operations	(13,942)	(1,621)	(33,916)	(19,136)
Interest expense, net	(166)	(62)	(524)	(185)
Total interest expense, net	(166)	(62)	(524)	(185)
Net loss	$(14,108)	$(1,683)	$(34,440)	$(19,321)
Net loss per share:
Basic and diluted	$(0.59)	$(0.07)	$(1.45)	$(0.83)
Weighted-average common shares outstanding:
Basic and diluted	23,832,640	23,488,867	23,738,852	23,390,235

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(amounts in thousands)

Product shipments in square feet	11,750	11,890	34,435	37,519

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated February 21, 2019 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance. These other items currently include an impairment of construction in process and related items.

For the three and twelve months ended December 31, 2018 and 2017:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(In thousands)
Net loss	$(14,108)	$(1,683)	$(34,440)	$(19,321)
Depreciation and amortization	2,528	2,721	10,787	10,753
Stock-based compensation	888	1,109	4,302	5,091
Impairment of construction in process	7,356	—	7,356	—
Interest expense, net	166	62	524	185
Adjusted EBITDA	$(3,170)	$2,209	$(11,471)	$(3,292)

For the 2019 full year financial outlook:

	Year ending
	December 31, 2019
	Low	High
	(amounts in thousands)
Net loss	$(14,700)	$(12,700)
Depreciation and amortization	10,200	10,200
Stock-based compensation	3,900	3,900
Interest expense, net	600	600
Adjusted EBITDA	$—	$2,000